Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common units representing limited partnership interests in NGL Energy Partners, LP, a Delaware limited partnership, and further agrees that this joint filing agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 27, 2015

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Magnum NGL HoldCo LLC

By:	/s/ John Strom
Name:	John Strom
Title:	Manager

Magnum Development, LLC

By:	/s/ Craig Broussard
Name:	Craig Broussard
Title:	CEO

Haddington Energy Partners III LP
By: Haddington Ventures III GP, L.L.C.

By:	/s/ John Strom
Name:	John Strom
Title:	Managing Member

Haddington Energy Partners IV LP
By: Haddington Ventures IV GP, L.L.C.

By:	/s/ John Strom
Name:	John Strom
Title:	Managing Member

HEP IV Co-Invest LP
By: HV IV Co-Invest GP, LLC

By:	/s/ John Strom
Name:	John Strom
Title:	Managing Member

Magnum NGL Co-Invest LP
By: Magnum NGL Co-Invest GP LLC

By:	/s/ John Strom
Name:	John Strom
Title:	Managing Member